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                               Quarles & Brady LLP
                            411 East Wisconsin Avenue
                            Milwaukee, WI 53202-4497
                              Phone: (414) 277-5000
                               Fax: (414) 271-3552
                                 www.quarles.com
                                 ---------------

                                                                    Exhibit 23.6

                                                    August 6, 2003

Wisconsin Gas Company
231 West Michigan Street
P. O. Box 2046
Milwaukee, WI 53201

Ladies and Gentlemen:

     We hereby consent to the reference to our firm under the caption "Legal Matters" in the Prospectus constituting a part of the Registration Statement on Form S-3 relating to Debt Securities which you are filing under the Securities Act of 1933. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                               Very truly yours,

                                               /s/ Quarles & Brady LLP

                                               QUARLES & BRADY LLP